EXHIBIT 23.4


                        MORGAN LEWIS GITHENS & AHN, INC.
                                767 FIFTH AVENUE
                          NEW YORK, NEW YORK 10153-0104
                            TELEPHONE (212) 593-3700
                                  -------------
                            TELECOPIER (212) 593-3706


                      CONSENT OF MORGAN LEWIS GITHENS & AHN

     We hereby consent to the use of our opinion letter dated November 11, 1998, to the Board of Directors of Village Bancorp, attached as Appendix A to Pre-Effective Amendment No. 1 to Webster Financial Corporation's Proxy Statement/Prospectus on Form S-4 ("S-4") and to the reference to our firm in Pre-Effective Amendment No. 1 to the S-4 under the headings "Summary -- Village Bancorp Has Received a Fairness Opinion Related to the Merger", "The Merger -- Background of the Merger", "The Merger -- Recommendation of the Village Bancorp Board of Directors and Reasons for the Merger", "The Merger -- Opinion of Village Bancorp's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder and we do not thereby admit that we are experts with respect to any part of the Registration Statement under the meaning of the term "expert" as used in the Securities Act.


                                                MORGAN LEWIS GITHENS & AHN, INC.

                                                /s/ John A. Morgan

                                                By: John A. Morgan


March 18, 1999